Exhibit 99.B(d)(33)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors, Inc.

Dated July 1, 2003, as amended October 4, 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, Inc.

By:	By:

/s/ Sofia A. Rosala	/s/ Marie Nastasi Arlt

Name:	Name:

Sofia A. Rosala	Marie Nastasi Arlt

Title:	Title:

Vice President & Assistant Secretary	Chief Operating Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors, Inc.

Dated July 1, 2003, as amended October 4, 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund	X.XX	%

Large Cap Diversified Alpha Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, Inc.

By:	By:

/s/ Sofia A. Rosala	/s/ Marie Nastasi Arlt

Name:	Name:

Sofia A. Rosala	Marie Nastasi Arlt

Title:	Title:

Vice President & Assistant Secretary	Chief Operating Officer